UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

STRATEGIC INTERNET INVESTMENTS, INCORPORATED
(Exact name or registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT, 59903
(Address of principal executive offices)

Registrants’ telephone number, including area code: 406-552-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

February 18, 2014 - Strategic Internet Investments, Incorporated, (the “Company”) has withdrawn as a participant to a Memorandum of Understanding signed on February 26, 2013 (the “MOU”) between Gary Keeley, Anjum Ahmed, Kevin O’Brien, Milton Thompson and G7 Entertainment Limited. The MOU contemplated the Company funding the development of certain patented RFiD Security Authorization System (the “Patented Technology”) owned by Milton Thompson. The Company holds no current interest and retains no right to acquire any future interest in the Patented Technology.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Arrangement of a Registrant

On January 5, 2014 the Company entered into a convertible loan agreement with an investor to make available to the Company an amount of US$ 50,000 which will bear interest at 10% per annum. The Company agrees to pay the lender the principal sum of US$50,000, plus interest, on or before the maturity date of January 7, 2015. The lender shall have the right at any time before the maturity date to convert all or part of the Principal Sum into units, where each unit will consist of one common share and one full 2 year share purchase warrant (the “Unit”). Each full warrant will be exercisable into one additional common share at $0.20 within one year of the warrant issue date and at $0.35 in the second year. The loan proceeds were received by the Company on February 18, 2014, closing the transaction.

Item 9.01	Financial Statements and Exhibits

99.1	Exhibit 1 – Convertible Loan Agreement dated January 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

“Fred Schultz”
Fred Schultz, Director
Date: February 20, 2014